Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Oct 31, 2001
Payment Date	Nov 15, 2001

Calculation of Interest Expense

Index (LIBOR)	2.525000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2001	Oct 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	131,075,127	25,217,085	32,782,211	23,956,231	17,651,960	21,488,240
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.650000%	2.775000%	2.875000%	3.175000%	3.525000%
Interest/Yield Payable on the Principal Balance	299,106	60,258	81,159	65,497	53,581
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	299,106	60,258	81,159	65,497	53,581
Interest/Yield Paid	299,106	60,258	81,159	65,497	53,581

Summary

Beginning Security Balance	131,075,127	25,217,085	32,782,211	23,956,231	17,651,960	21,488,240
Beginning Adjusted Balance	131,075,127	25,217,085	32,782,211	23,956,231	17,651,960
Principal Paid	2,883,653	554,776	721,209	527,037	388,343	525,277
Ending Security Balance	128,191,474	24,662,310	32,061,002	23,429,194	17,263,617	21,015,499
Ending Adjusted Balance	128,191,474	24,662,310	32,061,002	23,429,194	17,263,617
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	128,244,010	24,662,310	32,061,002	23,429,194	17,263,617
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,491,140
Ending OC Amount as Holdback Amount						12,705,867
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.4099591	$1.2553819	$1.3006208	$1.4363377	$1.5946741
Principal Paid per $1000	$3.9523750	$11.5578308	$11.5578308	$11.5578309	$11.5578307